As filed with the Securities and Exchange Commission on September 21, 2005.
                                                      Registration No. 333-60574
________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ---------------------

                                 POST -EFFECTIVE
                                 AMENDMENT NO. 2
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                 NCT GROUP, INC.
             (Exact name of registrant as specified in its charter)

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            Delaware                                3690                                  59-2501025
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(State or other jurisdiction of        (Primary Standard Industrial             (IRS Employer Identification
incorporation or organization)          Classification Code Number)                        Number)

                                 NCT Group, Inc.
                                20 Ketchum Street
                           Westport, Connecticut 06880
                                 (203) 226-4447
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  Cy E. Hammond
                Senior Vice President and Chief Financial Officer
                                 NCT Group, Inc.
                                20 Ketchum Street
                           Westport, Connecticut 06880
                                 (203) 226-4447
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            William P. O'Neill, Esq.
                              Latham & Watkins LLP
                            555 Eleventh Street, N.W.
                              Washington, DC 20004
                                 (202) 637-2275

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement  for  the  same  offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

________________________________________________________________________________

     NCT Group, Inc. (the "Company") hereby deregisters 4,745,566 shares (the "Shares") of common stock of the Company. The Company registered the Shares for resale on behalf of a selling stockholder. As of September 21, 2005, the offering was terminated. None of the Shares were sold by the selling stockholder pursuant to this registration statement. Instead, we believe that all of the Shares were sold by the selling stockholder in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 144 promulgated such Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, this 21st day of September, 2005.

                                                  NCT GROUP, INC.

                                                  By:  /s/ Michael J. Parrella
                                                       -------------------------
                                                       Michael J. Parrella
                                                       Chairman of the Board and
                                                       Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                     Title                          Date
       ---------                     -----                          ----

/s/ Michael J. Parrella    Chairman of the Board of           September 21, 2005
------------------------   Directors and Chief Executive
    Michael J. Parrella    Officer (principal executive
                           officer)


/s/ Irene Lebovics         President and Director             September 21, 2005
------------------------
    Irene Lebovics


/s/ Cy E. Hammond          Senior Vice President, Chief       September 21, 2005
------------------------   Financial Officer and Director
    Cy E. Hammond          (principal financial and
                           accounting officer)


/s/ John J. McCloy II      Director                           September 21, 2005
------------------------
    John J. McCloy II


/s/ Samuel A. Oolie        Director                           September 21, 2005
------------------------
    Samuel A. Oolie